UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2011 Annual Meeting of Stockholders was held on May 25, 2011 (the “Annual Meeting”). The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of stockholders were as follows:
Matter 1. The election of three directors, each for a three-year term.

NAME	FOR	WITHHELD	BROKER NON-VOTES
John W. Alexander	35,089,080	81,559	3,537,131
Annette Catino	35,037,915	132,724	3,537,131
John P. Connors, Jr.	35,088,045	82,594	3,537,131
Matter 2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,587,319	78,845	41,606	0
Matter 3. An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,386,142	739,563	44,933	3,537,132
Matter 4. An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on our executive compensation.

One Year	Two Years	Three Years	ABSTAIN	BROKER NON-VOTES
4,172,013	37,479	30,924,578	36,568	3,537,132
Item 9.01. Financial Statements and Exhibits.
     None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: May 26, 2011	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating Officer and Chief Financial Officer